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                                                                                                       EXHIBIT (11)
                               SPRINT CORPORATION
              COMPUTATION OF EARNINGS PER COMMON SHARE (UNAUDITED)
                      (In Millions, Except Per Share Data)


                                                            Three Months Ended              Six Months Ended
                                                                 June 30,                       June 30,
                                                    --- --------------------------- -- ---------------------------
                                                           1996           1995            1996            1995
- --------------------------------------------------- --- ----------- -- ------------ -- ------------ -- -----------
Primary earnings per share
Net income from continuing operations               $      316.5    $     243.2     $     628.7     $     467.9
Preferred stock dividends                                   (0.3)          (0.6)           (0.8)           (1.3)
- --------------------------------------------------- --- ----------- -- ------------ -- ------------ -- -----------
                                                           316.2          242.6           627.9           466.6
Discontinued operations, net                                 0.3            2.5            (2.6)            2.1
- --------------------------------------------------- --- ----------- -- ------------ -- ------------ -- -----------
Earnings applicable to common stock                 $      316.5    $     245.1     $     625.3     $     468.7
                                                    --- ----------- -- ------------ -- ------------ -- -----------

Weighted average number of common shares (1)
                                                           434.1          350.2           417.2           349.6
                                                    --- ----------- -- ------------ -- ------------ -- -----------


Primary earnings per share
   Continuing operations                            $       0.73    $      0.69     $      1.51     $      1.33
   Discontinued operations                                  --             0.01           (0.01)           0.01
- --------------------------------------------------- --- ----------- -- ------------ -- ------------ -- -----------
Total                                               $       0.73    $      0.70     $      1.50     $      1.34
                                                    --- ----------- -- ------------ -- ------------ -- -----------


Fully diluted earnings per share
Income from continuing operations, net of
   preferred stock dividends                        $      316.2    $     242.6     $     627.9     $     466.6
Convertible preferred stock dividends                        0.1            0.2             0.3             0.3
- --------------------------------------------------- --- ----------- -- ------------ -- ------------ -- -----------
                                                           316.3          242.8           628.2           466.9
Discontinued operations, net                                 0.3            2.5            (2.6)            2.1
- --------------------------------------------------- --- ----------- -- ------------ -- ------------ -- -----------
Earnings as adjusted for purposes of computing
   fully diluted earnings per share                 $      316.6    $     245.3     $     625.6     $     469.0
                                                    --- ----------- -- ------------ -- ------------ -- -----------

Weighted average number of common shares
                                                           434.1          350.2           417.2           349.6
Additional dilution for common stock equivalents
   and dilutive securities                                   1.3            1.4             2.1             1.9
- --------------------------------------------------- --- ----------- -- ------------ -- ------------ -- -----------
Total                                                      435.4          351.6           419.3           351.5
                                                    --- ----------- -- ------------ -- ------------ -- -----------


Fully diluted earnings per share
   Continuing operations                            $      0.73     $     0.69      $     1.50      $     1.33
   Discontinued operations                                 --             0.01           (0.01)           --
- --------------------------------------------------- --- ----------- -- ------------ -- ------------ -- -----------
Total                                               $      0.73     $     0.70      $     1.49      $     1.33
                                                    --- ----------- -- ------------ -- ------------ -- -----------

(1) Weighted average number of common shares have been adjusted for the assumed conversion of convertible preference stock and for dilutive common stock equivalents using the treasury stock method.

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